AMENDED CUSTODY AGREEMENT SCHEDULE

SCHEDULE II

COMPANIES AND SERIES

Execution

AMENDED AND RESTATED SCHEDULE II - CUSTODY AGREEMENT

This Schedule II, amended and restated as of August 27, 2014, is the Schedule II to that certain Custody Agreement dated as of April 12, 2013 by and between each registered investment company listed on this Schedule II, on behalf of each series or portfolio as indicated therein, and The Bank of New York Mellon.

GUGGENHEIM FUNDS TRUST:

Series or Portfolio

Guggenheim Enhanced World Equity Fund

Guggenheim Floating Rate Strategies Fund

Guggenheim High Yield Fund

Guggenheim Investment Grade Bond Fund

Guggenheim Large Cap Value Fund

Guggenheim Limited Duration Fund

Guggenheim Macro Opportunities Fund

Guggenheim Mid Cap Value Fund

Guggenheim Mid Cap Value Institutional Fund

Guggenheim Municipal Income Fund

Guggenheim Small Cap Value Fund

Guggenheim StylePlus—Large Core Fund

Guggenheim StylePlus—Mid Growth Fund

Guggenheim Total Return Bond Fund

Guggenheim World Equity Income Fund

Guggenheim Risk Managed Real Estate Fund

Guggenheim Alpha Opportunity Fund

Guggenheim Capital Stewardship Fund

Guggenheim Multi-Asset Fund

GUGGENHEIM VARIABLE FUNDS TRUST:

Series or Portfolio

Series A (StylePlus—Large Core Series)

Series B (Large Cap Value Series)

Series C (Money Market Series)

Series D (World Equity Income Series)

Series E (Total Return Bond Series)

Series F (Floating Rate Strategies Series)

Series J (StylePlus—Mid Growth Series)

Series M (Macro Opportunities Series)

Series N (Managed Asset Allocation Series)

Series O (All Cap Value Series)

Series P (High Yield Series)

Series Q (Small Cap Value Series)

Series V (Mid Cap Value Series)

Series X (StylePlus—Small Growth Series)

Series Y (StylePlus—Large Growth Series)

Series Z (Alpha Opportunity Series)

GUGGENHEIM STRATEGY FUNDS TRUST (effective as of May 1, 2014):

Series or Portfolio

Guggenheim Strategy Fund I

Guggenheim Strategy Fund II

Guggenheim Strategy Fund III

Guggenheim Variable Insurance Strategy Fund III

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Schedule II to be executed by their officers designated below effective as of the date and year first written above.

GUGGENHEIM FUNDS TRUST, on behalf of each series or portfolio set forth above

By:
Name:
Title:

GUGGENHEIM VARIABLE FUNDS TRUST, on behalf of each series or portfolio set forth above

By:
Name:
Title:

GUGGENHEIM STRATEGY FUNDS TRUST, on behalf of each series or portfolio set forth above

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title: